CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 19, 1997 included in Collins & Aikman Corporation's Transition Report on Form 10-K for the Transition Period from January 28, 1996 to December 31, 1996, our report dated July 17, 1997 included in the annual report on Form 11-K of the Collins & Aikman Corporation Employees' Profit Sharing and Personal Savings Plan for the fiscal year ended December 31, 1996, and to all references to our Firm included in this registration statement.



                                                  ARTHUR ANDERSEN LLP


Charlotte, North Carolina
August 22, 1997